Exhibit 3.1

DE BRAUW

BLACKSTONE

WESTBROEK

AKTE VAN OPRICHTING
COINCHECK GROUP B.V.

Op achttien februari tweeduizendtweeentwintig verschijnt voor mij mr. Eveline Catharina Maria de Waard, kandidaat-notaris, waarnemer van mr. drs. Reinier Hans Kleipool, notaris in Amsterdam: -mr. David Augustinus Dirk Mees, advocaat, die werkzaam is op het kantoor van De Brauw Blackstone Westbroek N.V., statutair gevestigd in Amsterdam, aan de Claude Debussylaan 80, -1082 MD Amsterdam, geboren in [Redacted] van wie ik de identiteit heb vastgesteld aan de hand van een [Redacted] met nummer [Redacted]

Deze comparant handelt als schriftelijk gevolmachtigde van Monex Group, Inc., een vennootschap naar het recht van Japan, met registered office in Tokio, Japan, met adres 1-12-32 Akasaka, Minato-ku, Tokio 107-6025, Japan en geregistreerd bij de Legal Affairs Bureau onder nummer 0100-01-089066 (de “Oprichter”).

Deze comparant verklaart dat de Oprichter een besloten vennootschap met beperkte aansprakelijkheid opricht, die wordt geregeerd door de volgende

STATUTEN:

1	DEFINITIES

In deze statuten gelden de volgende definities:

“Algemene Vergadering” betekent het orgaan dat bestaat uit de Stemgerechtigden, of de bijeenkomst waarin de Vergadergerechtigden vergaderen;

“BW” betekent het Burgerlijk Wetboek;

“Stemgerechtigden” betekent aandeelhouders met stemrecht in de Algemene Vergadering, vruchtgebruikers met stemrecht in de Algemene Vergadering en pandhouders met stemrecht in de Algemene Vergadering;

“Vennootschap” betekent de besloten vennootschap met beperkte aansprakelijkheid waarvan de organisatie is vastgelegd in deze statuten;

“Vergadergerechtigden” betekent aandeelhouders, vruchtgebruikers met Vergaderrecht en pandhouders met Vergaderrecht; en

“Vergaderrecht” betekent het recht om, in persoon of bij schriftelijk gevolmachtigde, de Algemene Vergadering bij te wonen en daar het woord te voeren.

2	NAAM, ZETEL EN DOEL

2.1	Naam en zetel

2.1.1	De naam van de Vennootschap is: Coincheck Group B.V.

2.1.2	De Vennootschap heeft haar zetel in Amsterdam.

2.2	Doel

De Vennootschap heeft het doel deel te nemen in andere ondernemingen van welke aard ook, daarin op andere wijze een belang te nemen, daarover beheer te voeren, financiering aan te trekken, groepsmaatschappijen en derden te financieren, zekerheid te stellen of zich te verbinden voor verplichtingen van derden en ten slotte alles wat in de —ruimste zin verband houdt met of bevorderlijk kan zijn voor het doel.

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3	KAPITAAL EN UITGIFTE VAN AANDELEN

3.1	Kapitaal en aandelen

3.1.1	Het kapitaal van de Vennootschap bestaat uit een of meer aandelen met een nominale — waarde van een eurocent (EUR 0,01) elk.

3.1.2	De aandelen luiden op naam en zijn genummerd vanaf 1.

3.1.3	Aandeelbewijzen worden niet uitgegeven.

3.2	Uitgifte van aandelen. Storting op aandelen

3.2.1	De Algemene Vergadering besluit tot uitgifte van aandelen en stelt de uitgifteprijs en de -overige voorwaarden van uitgifte vast.

3.2.2	Aandelen worden niet uitgegeven tegen een uitgifteprijs die lager is dan de nominale waarde van de aandelen.

3.2.3	Aandelen worden uitgegeven bij notariele akte.

3.2.4	Storting in geld geschiedt in de valuta waarin de nominale waarde van de aandelen luidt. Storting in een andere geldeenheid dan die waarin de nominale waarde luidt kan slechts geschieden indien de Vennootschap daarin toestemt.

3.2.5	Met storting in een andere geldeenheid dan die waarin de nominale waarde luidt wordt —aan de stortingsplicht voldaan voor het bedrag waartegen het gestorte bedrag vrijelijk kan worden gewisseld in de geldeenheid waarin de nominale waarde luidt. Bepalend is de — wisselkoers op de dag van storting.

3.2.6	Bij het besluit tot uitgifte van aandelen of tot het verlenen van rechten tot het nemen van aandelen kan de Algemene Vergadering bepalen dat de aandelen zullen worden volgestort ten laste van een vrij uitkeerbare reserve.

3.2.7	Het bestuur kan rechtshandelingen als bedoeld in artikel 2:204 BW verrichten zonder goedkeuring van de algemene vergadering.

3.3	Voorkeursrecht

Als aandelen worden uitgegeven of rechten tot het nemen van aandelen worden verleend, heeft een aandeelhouder geen voorkeursrecht.

4	EIGEN AANDELEN

4.1	Verkrijging en vervreemding van eigen aandelen

4.1.1	Het bestuur beslist over de verkrijging door de Vennootschap van volgestorte aandelen. - Verkrijging door de Vennootschap van niet volgestorte aandelen is nietig.

4.1.2	Als de Vennootschap eigen aandelen vervreemdt, is artikel 3.2.1 van overeenkomstige — toepassing.

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5	AANDEELHOUDERSREGISTER, OPROEPINGEN EN MEDEDELINGEN

5.1	Aandeelhoudersregister

5.1.1	Het bestuur houdt een aandeelhoudersregister als bedoeld in artikel 2:194 BW.

5.1.2	Het bestuur legt het aandeelhoudersregister ter inzage van de Vergadergerechtigden op het kantoor van de Vennootschap.

5.2	Oproepingen en mededelingen

5.2.1	Oproepingen en mededelingen aan Vergadergerechtigden worden schriftelijk gedaan aan de adressen die zijn vermeld in het aandeelhoudersregister. Als een Vergadergerechtigde hiermee instemt, kunnen oproepingen en mededelingen aan hem — worden gedaan per e-mail.

5.2.2	Mededelingen aan het bestuur worden schriftelijk gedaan aan het adres van de Vennootschap, of per e-mail aan het adres dat voor dit doel bekend is gemaakt.

6	CERTIFICERING EN BEPERKTE RECHTEN OP AANDELEN

6.1	Certificering

Aan certificaten van aandelen kan geen Vergaderrecht worden verbonden.

6.2	Pandrecht

6.2.1	Aandelen kunnen worden verpand.

6.2.2	Aan pandhouders kan het aan de aandelen verbonden stemrecht worden toegekend.

6.2.3	Aileen pandhouders die stemrecht hebben, hebben Vergaderrecht. Aandeelhouders die - als gevolg van een pandrecht geen stemrecht hebben, hebben Vergaderrecht.

7	LEVERING VAN AANDELEN EN OVERDRACHTSBEPERKINGEN

7.1	Levering van aandelen

Aandelen worden geleverd bij notariele akte.

7.2	Overdrachtsbeperkingen

De overdracht van aandelen is niet beperkt in de zin van artikel 2:195 BW.

8	BESTUUR

8.1	Benoeming, schorsing, ontslag, belet en ontstentenis

8.1.1	De Vennootschap wordt bestuurd door het bestuur. De Algemene Vergadering bepaalt — het aantal bestuurders.

8.1.2	De Algemene Vergadering benoemt de bestuurders. De Algemene Vergadering kan bestuurders schorsen en ontslaan.

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8.1.3	Als een of meer bestuurders ontbreken of verhinderd zijn, wordt de Vennootschap bestuurd door de overblijvende bestuurder(s). Als alle bestuurders ontbreken of verhinderd zijn, wordt de Vennootschap tijdelijk bestuurd door een persoon die daartoe — door de Algemene Vergadering is aangewezen. Als alle bestuurders ontbreken, neemt deze persoon zo spoedig mogelijk de nodige maatregelen om een definitieve voorziening to treffen. Onder verhinderd wordt hier verstaan de situatie dat de bestuurder tijdelijk zijn functie niet kan uitoefenen als gevolg van:

(a)	schorsing;

(b)	ziekte; of

(c)	onbereikbaarheid.

8.2	Bezoldiging

De Algemene Vergadering stelt de beloning en andere voorwaarden vast die op de bestuurders van toepassing zijn.

8.3	Interne organisatie en besluitvorming

8.3.1	Het bestuur kan zijn interne aangelegenheden regelen in een schriftelijk reglement. Verder kunnen de bestuurders, al dan niet bij reglement, onder goedkeuring van de Algemene Vergadering hun werkzaamheden onderling verdelen.

8.3.2	Het bestuur vergadert wanneer een bestuurder dat nodig vindt. Het bestuur besluit bij volstrekte meerderheid van de uitgebrachte stemmen. Bij staking van stemmen beslist de Algemene Vergadering.3

8.3.3	Een bestuurder kan zich in de vergadering laten vertegenwoordigen door een andere bestuurder.

8.3.4	Een bestuurder neemt niet deel aan de beraadslaging en besluitvorming van het bestuur als hij daarbij een direct of indirect persoonlijk belang heeft dat tegenstrijdig is met het belang van de Vennootschap en de met haar verbonden onderneming. Als hierdoor geen bestuursbesluit kan worden genomen, neemt de Algemene Vergadering het besluit.

8.3.5	Het bestuur kan ook buiten vergadering besluiten nemen, mits dit schriftelijk of op reproduceerbare wijze langs elektronische weg gebeurt en alle stemgerechtigde bestuurders met deze wijze van besluitvorming hebben ingestemd. De artikelen 8.3.2 en 8.3.4 zijn van overeenkomstige toepassing op de besluitvorming van het bestuur buiten -vergadering.

8.3.6	De Algemene Vergadering kan duidelijk omschreven en aan het bestuur meegedeelde bestuursbesluiten aan haar goedkeuring onderwerpen.

8.3.7	Het bestuur kan zonder opdracht van de Algemene Vergadering geen aangifte doen tot -faillietverklaring van de Vennootschap.

8.3.8	Het bestuur volgt de aanwijzingen van de Algemene Vergadering op, tenzij deze in strijd zijn met het belang van de Vennootschap en de met haar verbonden onderneming.

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8.4	Vertegenwoordiging

8.4.1	Het bestuur of iedere bestuurder afzonderlijk is bevoegd de Vennootschap to vertegenwoordigen.

8.4.2	Als alle aandelen in het kapitaal van de Vennootschap worden gehouden door een aandeelhouder, en deze aandeelhouder ook de Vennootschap vertegenwoordigt, worden rechtshandelingen van de Vennootschap met deze enig aandeelhouder schriftelijk vastgelegd. Dit geldt niet voor rechtshandelingen die onder de bedongen voorwaarden tot de gewone bedrijfsuitoefening van de Vennootschap behoren.

8.4.3	Het bestuur kan aan een of meer personen, al dan niet in dienst van de Vennootschap, procuratie of op een andere wijze doorlopende vertegenwoordigingsbevoegdheid toekennen.

9	VRIJWARING BESTUURDERS

9.1	Voor zover uit de Nederlandse wet niet anders voortvloeit, worden aan huidige en voormalige bestuurders vergoed:

(a)	de redelijke kosten van het voeren van verdediging tegen aanspraken wegens een handelen of nalaten in de uitoefening van hun functie of van een andere functie die zij op verzoek van de Vennootschap vervullen of hebben vervuld;

(b)	eventuele schadevergoedingen of boetes die zij verschuldigd zijn wegens een hierboven onder (a) vermeld handelen of nalaten; en

(c)	de redelijke kosten van het optreden in andere rechtsgedingen en onderzoeken waarin zij als huidige of voormalige bestuurder zijn betrokken, met uitzondering van de gedingen waarin zij hoofdzakelijk een eigen vordering geldend maken.

9.2	Een betrokkene heeft geen aanspraak op de hiervoor bedoelde vergoeding indien en voor zover:

(a)	de Nederlandse rechter of, in het geval van arbitrage, een arbiter, bij kracht van - gewijsde heeft vastgesteld dat het handelen of nalaten van de betrokkene kan worden gekenschetst als opzettelijk of met grove schuld, tenzij uit de Nederlandse wet anders voortvloeit of zuiks in de gegeven omstandigheden naar maatstaven van redelijkheid en billijkheid onaanvaardbaar zou zijn; of

(b)	de kosten of het vermogensverlies van de betrokkene is gedekt door een verzekering en de verzekeraar deze kosten of dit vermogensverlies heeft uitbetaald.

9.3	De vergoedingen zoals genoemd in artikel 9.1 worden onmiddellijk betaald na ontvangst van facturen of andere documenten waaruit de kosten of andere relevante betalingsverplichtingen van de betrokken bestuurder blijken. Indien en voor zover de Nederlandse rechter of, in het geval van arbitrage, een arbiter, bij kracht van gewijsde heeft vastgesteld dat de betrokkene geen aanspraak heeft op de vergoeding als hiervoorbedoeld, is hij of zij gehouden de door de Vennootschap vergoede bedragen terstond terug te betalen.

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9.4	De Vennootschap kan ten behoeve van de betrokkenen verzekeringen tegen aansprakelijkheid afsluiten.

10	ALGEMENE VERGADERING

10.1	Jaarlijkse Algemene Vergadering

10.1.1	Tijdens het boekjaar van de Vennootschap wordt ten minste een Algemene Vergadering gehouden, tenzij over de onderwerpen als bedoeld in artikel 10.1.2 in overeenstemming - met artikel 10.5 (Besluiten buiten vergadering) buiten vergadering is besloten.

10.1.2	De agenda voor de jaarlijkse Algemene Vergadering bevat in ieder geval de volgende —onderwerpen:

(a)	de behandeling van het bestuursverslag als artikel 2:391 BW voor de Vennootschap geldt;

(b)	de vaststelling van de jaarrekening;

(c)	de bestemming van de winst; en

(d)	de verlening van decharge aan bestuurders die in het afgelopen boekjaar in functie waren, voor hun bestuur over dat boekjaar.

10.1.3	De in artikel 10.1.2 bedoelde onderwerpen hoeven niet te worden opgenomen in de agenda als de termijn voor het opmaken van de jaarrekening en, als dat van toepassing is, voor het overleggen van het bestuursverslag is verlengd, of een voorstel daartoe op die agenda is geplaatst. De in artikel 10.1.2(a), (b) en (d) bedoelde onderwerpen hoeven niet op die agenda te worden opgenomen als de jaarrekening wordt vastgesteld op de wijze als bepaald in artikel 11.1.6.

10.1.4	Een Algemene Vergadering wordt verder bijeengeroepen wanneer het bestuur, een aandeelhouder of een Stemgerechtigde dat nodig vindt.

10.2	Plaats en oproeping

10.2.1	Algemene Vergaderingen worden gehouden in de gemeente waar de Vennootschap haar zetel heeft.

10.2.2	De oproeping vindt plaats met inachtneming van de termijn als bedoeld in artikel 2:225 -BW.

10.2.3	Bij de oproeping wordt de agenda vermeld en ook de plaats en het tijdstip van de Algemene Vergadering.

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10.3	Vergaderorde

10.3.1	De Algemene Vergadering benoemt zelf haar voorzitter. De voorzitter wijst de secretaris aan.

10.3.2	De Algemene Vergadering wordt genotuleerd. 10.3.3 De bestuurders kunnen de Algemene Vergaderingen bijwonen en hebben als zodanig in de Algemene Vergaderingen een raadgevende stem.

10.4	Stemprocedure en volmacht

10.4.1	n de Algemene Vergadering geeft ieder aandeel recht op het uitbrengen van een stem. Blanco stemmen en ongeldige stemmen worden aangemerkt als niet uitgebracht.

10.4.2	Besluiten worden genomen bij volstrekte meerderheid van de uitgebrachte stemmen, tenzij bij de wet of deze statuten uitdrukkelijk een grotere meerderheid wordt voorgeschreven.

10.4.3	Het bestuur kan besluiten dat iedere Vergadergerechtigde door middel van een elektronisch communicatiemiddel rechtstreeks kennis kan nemen van en deel kan nemen aan de Algemene Vergadering. 10.4.4 Het bestuur kan besluiten dat iedere Stemgerechtigde door middel van een elektronisch -communicatiemiddel in persoon of door een schriftelijk gevolmachtigde het stemrecht kan (doen) uitoefenen.

10.4.4	Het bestuur kan voorwaarden verbinden aan het gebruik van het elektronisch communicatiemiddel. In de oproeping worden deze voorwaarden vermeld of wordt vermeld waar deze kunnen worden geraadpleegd.

10.4.5	Vergadergerechtigden kunnen zich in de Algemene Vergadering door een schriftelijk gevolmachtigde laten vertegenwoordigen.

10.5	Besluiten buiten vergadering

10.5.1	Stemgerechtigden kunnen alle besluiten die zij in een Algemene Vergadering kunnen nemen ook buiten vergadering nemen. De bestuurders worden in de gelegenheid gesteld voorafgaand aan de besluitvorming over het voorstel advies uit to brengen.

10.5.2	Een besluit buiten vergadering is alleen geldig als alle Vergadergerechtigden met deze wijze van besluitvorming hebben ingestemd en het voorstel verder schriftelijk of op reproduceerbare wijze langs elektronische weg is aangenomen zoals wordt voorgeschreven door de wet en deze statuten

10.5.3	Degenen die buiten vergadering een besluit hebben genomen, stellen het bestuur meteen in kennis van het genomen besluit.

11	BOEKJAAR, JAARSTUKKEN EN ACCOUNTANT

11.1	Boekjaar en jaarstukken

11.1.1	Het boekjaar loopt van een april tot en met eenendertig maart.

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11.1.2	Jaarlijks binnen vijf maanden na afloop van elk boekjaar maakt het bestuur een jaarrekening op en legt zij deze voor de Vergadergerechtigden ter inzage op het kantoor van de Vennootschap. Op grond van bijzondere omstandigheden kan de Algemene Vergadering deze termijn verlengen met ten hoogste vijf maanden.

11.1.3	Als de in artikel 11.2 (Accountant) bedoelde opdracht aan een accountant is verleend, wordt de verklaring van de accountant bij de jaarrekening gevoegd. Daarnaast wordt het bestuursverslag bij de jaarrekening gevoegd, tenzij artikel 2:391 BW niet voor de Vennootschap geldt. Ook worden de in artikel 2:392 lid 1 BW bedoelde overige gegevens bijgevoegd, voor zover het in dat lid bepaalde op de Vennootschap van toepassing is.

11.1.4	Alle bestuurders ondertekenen de jaarrekening; ontbreekt een ondertekening, dan wordt daarvan melding gemaakt onder opgaaf van de reden.

11.1.5	De Algemene Vergadering stelt de jaarrekening vast, tenzij de jaarrekening al in overeenstemming met artikel 11.1.6 is vastgesteld.

11.1.6	Als alle aandeelhouders ook bestuurders van de Vennootschap zijn, geldt de ondertekening van de jaarrekening door alle bestuurders ook als vaststelling van de jaarrekening, mits alle overige Vergadergerechtigden in de gelegenheid zijn geweest om kennis te nemen van de opgemaakte jaarrekening en met deze wijze van vaststelling hebben ingestemd. Als de jaarrekening op deze wijze is vastgesteld, leidt dat tot decharge van bestuurders zoals bedoeld in artikel 10.1.2(d).

11.2	Accountant

11.2.1	De Vennootschap kan een accountant als bedoeld in artikel 2:393 BW de opdracht verlenen om de door het bestuur opgemaakte jaarrekening te onderzoeken in overeenstemming met lid 3 van dat artikel. Als de wet dat verlangt, moet de Vennootschap deze opdracht verlenen.

11.2.2	De Algemene Vergadering verleent de opdracht aan de accountant. Verleent de Algemene Vergadering de opdracht niet, dan verleent het bestuur de opdracht.

11.2.3	De Algemene Vergadering en degene die de opdracht heeft verleend kunnen de aan de -accountant verleende opdracht intrekken. Intrekking van de opdracht kan alleen om gegronde redenen en met inachtneming van artikel 2:393 lid 2 BW.

11.2.4	De accountant brengt over zijn onderzoek verslag uit aan het bestuur en geeft de uitslag van zijn onderzoek weer in een verklaring over de getrouwheid van de jaarrekening.

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12	WINST EN VERLIES

12.1	Winst, verlies en uitkeringen op aandelen

12.1.1	De Algemene Vergadering bestemt de winst die door vaststelling van de jaarrekening is - bepaald, bepaalt hoe een tekort wordt verwerkt en stelt tussentijdse uitkeringen uit de — winst of uitkeringen uit reserves vast.

12.1.2	Bij de berekening van de verdeling van een uitkering tellen de aandelen die de Vennootschap in haar kapitaal houdt niet mee, tenzij op deze aandelen een pandrecht of een recht van vruchtgebruik rust ten gevolge waarvan het recht op uitkering toekomt aan de pandhouder of de vruchtgebruiker.

12.1.3	Uitkeringen zijn opeisbaar vier weken na vaststelling, tenzij de Algemene Vergadering op voorstel van het bestuur een andere datum bepaalt.

12.1.4	De Algemene Vergadering kan besluiten dat uitkeringen geheel of gedeeltelijk in een andere vorm dan in geld worden uitgekeerd.

13	ONTBINDING

13.1	Vereffening

13.1.1	Als de Vennootschap wordt ontbonden als gevolg van een besluit van de Algemene Vergadering en haar vermogen moet worden vereffend, worden de bestuurders vereffenaars, tenzij de Algemene Vergadering een of meer andere vereffenaars benoemt.

13.1.2	Nadat de Vennootschap heeft opgehouden te bestaan, worden haar boeken, bescheiden en andere gegevensdragers gedurende zeven jaar bewaard door degene die daartoe door de vereffenaars of bij ontbreken van vereffenaars door het bestuur is aangewezen.

14	OVERGANGSBEPALING

Het eerste boekjaar eindigt op eenendertig maart tweeduizenddrieentwintig. Dit artikel — vervalt samen met zijn opschrift na verloop van het eerste boekjaar. Ten slotte, verklaart de comparant:

(a)	De Oprichter neemt deel voor het geplaatste kapitaal, dat een eurocent (EUR 0,01) bedraagt en bestaat uit een (1) aandeel (het “Aandeel”).

(b)	De Oprichter is met en namens de Vennootschap overeengekomen dat het Aandeel in — geld wordt volgestort, waarbij storting in een andere geldeenheid dan de geldeenheid waarin de nominale waarde luidt is toegestaan. Op het Aandeel is ten tijde van het verlijden van deze akte nul euro (EUR 0,--) gestort.

(c)	De eerste bestuurder is: Akira Inoue, geboren in Kyoto, Japan op vijf juni negentienhonderdzesenzeventig.

Van het bestaan van de volmacht is mij, notaris, genoegzaam gebleken. De schriftelijke volmacht wordt aan deze akte gehecht.

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Deze akte wordt in minuut verleden in Amsterdam, op de datum die bovenaan deze akte is vermeld. lk heb de zakelijke inhoud van de akte meegedeeld en toegelicht. Ook heb ik gewezen op de gevolgen die voor de partij voortvloeien uit de inhoud van de akte. De comparant heeft verklaard kennis te hebben genomen van de inhoud van de akte en in te stemmen met beperkte - voorlezing. Vervolgens heb ik die gedeelten van de akte voorgelezen die moeten worden  voorgelezen op grond van de wet. Onmiddellijk daarna hebben de comparant, die aan mij bekend is, en ik de akte ondertekend.

(get.): D.A.D. Mees, E.C.M. de Waard.

UITGEGEVEN VOOR AFSCHRIFT door mr. Eveline Catharina Maria de Waard, kandidaat-notaris, waarnemer van mr. drs. Reinier Hans Kleipool, notaris in Amsterdam, op 18 februari 2022.

/s/ D.A.D. Mees, E.C.M. de Waard

DE BRAUW BLACKSTONE WESTBROEK

UNOFFICIAL TRANSLATION
DEED OF INCORPORATION
COINCHECK GROUP B.V.

On the eighteenth day of February two thousand and twenty-two appeared before me Eveline Catharina Maria de Waard, candidate civil law notary, acting for Reinier Hans Kleipool, civil law notary in Amsterdam:

David Augustinus Dirk Mees, lawyer, working at the offices of De Brauw Blackstone Westbroek N.V., with seat in Amsterdam, the Netherlands, at Claude Debussylaan 80, 1082 MD Amsterdam, the Netherlands, born in [Redacted], and whose identity I have established based on a [Redacted] with number [Redacted]

This individual is acting pursuant to a written power of attorney from Monex Group, Inc., a company under the law of Japan, with registered office in Tokyo, Japan, address at 1-12-32 Akasaka, Minato-ku, Tokyo 107-6025, Japan and registered with the Legal Affairs Bureau under number 0100-01-089066 (the “Incorporator”).

The person appearing declares that the Incorporator incorporates a private limited liability company, which will be governed by the following

ARTICLES OF ASSOCIATION:

1	DEFINITIONS

In these articles of association:

“BW” means the Dutch Civil Code;

“Company” means the private limited liability company organised as set out in these articles of association;

“General Meeting” means the corporate body that consists of all Persons Entitled to Vote, or the meeting in which Persons Entitled to Attend General Meetings assemble;

“Meeting Rights” means the right to attend and speak at the General Meeting, either in person or by a proxy authorised in writing;

“Persons Entitled to Attend General Meetings” means shareholders, holders of a right of pledge with Meeting Rights and holders of a right of usufruct with Meeting Rights; and “Persons Entitled to Vote” means shareholders with voting rights at the General Meeting, holders of a right of pledge with voting rights at the General Meeting and holders of a right of usufruct with voting rights at the General Meeting.

2	NAME, SEAT AND OBJECTS

2.1	Name and seat

2.1.1	The name of the Company is: Coincheck Group B.V.

2.1.2	The Company’s seat is in Amsterdam.

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2.2	Objects

The objects of the Company are to participate in other businesses of whatever nature, to take any other interest in or conduct the management of those businesses, to attract financing, to finance affiliates and third parties, to provide security or assume liability for the obligations of third parties, and finally all activities which in the broadest sense relate to or may promote the objects.

3	CAPITAL AND ISSUE OF SHARES

3.1	Capital and shares

3.1.1	The share capital of the Company consists of one or more shares with a nominal value of one eurocent (EUR 0.01) each.

3.1.2	Shares are in registered form and are numbered from 1 onwards.

3.1.3	No share certificates are issued.

3.2	Issue of shares. Payment for shares

3.2.1	The General Meeting resolves on the issue of shares and determines the issue price, as well as the other terms and conditions of the issue.

3.2.2	Shares may not be issued at an issue price below the nominal value of the shares.

3.2.3	Shares are issued by notarial deed.

3.2.4	Payment in cash shall be made in the currency in which the nominal value of the shares is denominated. Payment may only be made in a currency other than the denomination of the nominal value if the Company consents thereto.

3.2.5	Payment in a currency other than the denomination of the nominal value satisfies the obligation to pay up the shares for the amount in which the amount paid can be freely exchanged into the currency in which the nominal value of the shares is denominated. The exchange rate on the date of payment is decisive.

3.2.6	Upon resolving to issue shares or to grant rights to subscribe for shares, the General Meeting may determine that shares are to be paid up in full out of a freely distributable reserve.

3.2.7	The management board may perform legal acts as referred to in section 2:204 BW without the approval of the General Meeting.

3.3	Pre-emptive rights

A shareholder has no pre-emptive rights if shares are issued or rights to subscribe for shares are granted.

4	OWN SHARES

4.1	Acquisition and disposal of own shares

4.1.1	The management board resolves on the acquisition by the Company of fully paid-up shares. Acquisition by the Company of not fully paid-up shares is void.

4.1.2	Article 3.2.1 equally applies if the Company disposes of own shares.

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5	SHAREHOLDERS REGISTER, NOTICES OF MEETINGS AND NOTIFICATIONS

5.1	Shareholders register

5.1.1	The management board shall keep a shareholders register as referred to in article 2:194 BW.

5.1.2	The management board shall make the shareholders register available at the Company’s office for inspection by the Persons Entitled to Attend General Meetings.

5.2	Notices of meetings and notifications

5.2.1	Notices of meetings and notifications to Persons Entitled to Attend General Meetings must be given in writing to the addresses stated in the shareholders register. If a Person Entitled to Attend General Meetings consents, notices of meetings and notifications may be given to that person by e-mail.

5.2.2	Notifications to the management board must be given in writing to the Company’s address, or by e-mail to the address provided for this purpose.

6	DEPOSITARY RECEIPTS FOR SHARES AND LIMITED RIGHTS TO SHARES

6.1	Depositary receipts for shares

Meeting Rights may not be attached to depositary receipts for shares.

6.2	Right of pledge

6.2.1	A right of pledge may be established on shares.

6.2.2	The voting rights attached to shares may be granted to holders of a right of pledge.

6.2.3	Only holders of a right of pledge with voting rights have Meeting Rights. Shareholders without voting rights as a result of a right of pledge do have Meeting Rights.

7	TRANSFER OF SHARES AND SHARE TRANSFER RESTRICTIONS

7.1	Transfer of shares

Shares must be transferred by notarial deed.

7.2	Share transfer restrictions

The transfer of shares is not restricted as set out in article 2:195 BW.

8	MANAGEMENT

8.1	Appointment, suspension, dismissal, inability to act and vacancy

8.1.1	The Company is managed by the management board. The General Meeting determines the number of managing directors.

8.1.2	The General Meeting appoints the managing directors. The General Meeting may suspend and dismiss managing directors.

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8.1.3	If any managing director positions are vacant or any managing directors are unable to act, the remaining managing director or directors shall manage the Company. If all managing director positions are vacant or all managing directors are unable to act, a person designated for that purpose by the General Meeting shall temporarily manage the Company. If all managing director positions are vacant, that person shall as soon as possible take the necessary measures to make definitive arrangements. “Unable to act” means a managing director is temporarily unable to perform his duties as a result of:

(a)	suspension;

(b)	illness; or

(c)	inaccessibility.

8.2	Remuneration

The General Meeting determines the remuneration and other terms that apply to the managing directors.

8.3	Internal organisation and adoption of resolutions

8.3.1	The management board may adopt written rules governing its internal proceedings. Subject to the approval of the General Meeting, the managing directors may also divide their duties, in rules or otherwise.

8.3.2	The management board meets whenever a managing director deems it necessary. The management board adopts its resolutions by an absolute majority of votes cast. In a tie vote, the General Meeting will decide.

8.3.3	A managing director may be represented at a meeting by another managing director.

8.3.4	If a managing director has a direct or indirect personal conflict of interest with the Company and its business, he may not participate in the management board’s deliberations and decision-making on that subject. If no resolution of the management board can be adopted as a result, the General Meeting adopts the resolution.

8.3.5	The management board may also adopt resolutions without holding a meeting, provided that these resolutions are adopted in writing or by reproducible electronic communication and all managing directors entitled to vote have consented to adopting the resolution outside a meeting. Articles 8.3.2 and 8.3.4 equally apply to adoption by the management board of resolutions without holding a meeting.

8.3.6	The General Meeting may make management board resolutions subject to its approval provided that those resolutions have been clearly specified and notified to the management board.

8.3.7	The management board may not file for bankruptcy of the Company without a mandate from the General Meeting.

8.3.8	The management board shall adhere to the directions of the General Meeting, unless the directions are contrary to the interests of the Company and its business.

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8.4	Representation

8.4.1	The management board or each managing director acting individually may represent the Company.

8.4.2	If one shareholder holds all shares in the Company’s share capital and that shareholder also represents the Company, any legal acts entered into by the Company with this shareholder must be recorded in writing. This does not apply to legal acts that, under the terms stipulated, are part of the Company’s normal business.

8.4.3	The management board may grant power to represent the Company (procuratie) or any other power to represent the Company on a continuing basis to one or more individuals whether or not employed by the Company.

9	INDEMNIFICATION MANAGING DIRECTORS

9.1	Unless Dutch law provides otherwise, the following will be reimbursed to current and former managing directors:

(a)	the reasonable costs of conducting a defense against claims based on acts or failures to act in the exercise of their duties or any other duties currently or previously performed by them at the Company’s request;

(b)	any damages or fines payable by them as a result of an act or failure to act as referred to under (a); and

(c)	the reasonable costs of appearing in other legal proceedings or investigations in which they are involved as current or former managing directors, with the exception of proceedings primarily aimed at pursuing a claim on their own behalf.

9.2	There shall be no entitlement to reimbursement as referred to above if and to the extent that:

(a)	a Dutch court or, in the event of arbitration, an arbitrator has established in a final and conclusive decision that the act or failure to act of the person concerned can be characterized as willful (opzettelijk) or grossly negligent (grove schuld) misconduct, unless Dutch law provides otherwise or this would, in view of the circumstances of the case, be unacceptable according to standards of reasonableness and fairness; or

(b)	the costs or financial loss of the person concerned are covered by insurance and the insurer has paid out the costs or financial loss.

9.3	The reimbursements as referred to in article 9.1 will be made immediately upon receipt of invoices or other documents evidencing the costs or other relevant payment obligations of the director involved. If and to the extent that it has been established by a Dutch court or, in the event of arbitration, by an arbitrator in a final and conclusive decision that the person concerned is not entitled to reimbursement as referred to above, he or she shall immediately repay the amount reimbursed by the Company.

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9.4	The Company may take out liability insurance for the benefit of the persons concerned.

10	GENERAL MEETINGS

10.1	Annual General Meeting

10.1.1	At least one General Meeting must be held during the Company’s financial year, unless the matters referred to in article 10.1.2 have been resolved on without holding a meeting in accordance with article 10.5 (Resolutions without holding a meeting).

10.1.2	The agenda for the annual General Meeting must in any case include the following items:

(a)	if article 2:391 BW applies to the Company, the deliberations on the management report;

(b)	the adoption of the annual accounts;

(c)	the allocation of profits; and

(d)	the discharge of managing directors in office in the preceding financial year for their management in that financial year.

10.1.3	The items referred to in article 10.1.2 do not need to be included on the agenda if the deadline for preparing the annual accounts and, if applicable, presenting the management report has been extended or if the agenda includes a proposal to that effect. The items referred to in article 10.1.2(a), (b) and (d) do not need to be included in the agenda if the annual accounts are adopted in the manner provided for in article 11.1.6.

10.1.4	A General Meeting must furthermore be convened whenever the management board, a shareholder or a Person Entitled to Vote deems it necessary.

10.2	Location and notice of meetings

10.2.1	General Meetings are held in the municipality where the Company has its seat.

10.2.2	The notice of General Meetings must be given in accordance with the deadline referred to in article 2:225 BW.

10.2.3	The notice must specify the agenda, as well as the location and time of the General Meeting.

10.3	Order of business at the meeting

10.3.1	The General Meeting appoints its chairman. The chairman appoints a secretary.

10.3.2	Minutes must be kept of the business transacted at the meeting.

10.3.3	Managing directors may attend General Meetings and have an advisory vote at General Meetings in their capacity of managing director.

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10.4	Voting procedure and proxy

10.4.1	Each share confers the right to cast one vote at the General Meeting. Blank votes and invalid votes are regarded as not having been cast.

10.4.2	Resolutions are adopted by an absolute majority of the votes cast, unless the law or these articles of association specifically require a larger majority.

10.4.3	The management board may resolve that each Person Entitled to Attend General Meetings may observe and take part in the General Meeting by electronic

10.4.4	The management board may resolve that each Person Entitled to Vote may exercise voting rights by electronic communication, either in person or by a proxy authorised in writing.

10.4.5	The management board may attach conditions to the use of electronic communication. The notice of the General Meeting must set out these conditions or state where they can be consulted.

10.4.6	Persons Entitled to Attend General Meetings may be represented at the General Meeting by a proxy authorised in writing.

10.5	Resolutions without holding a meeting

10.5.1	Persons Entitled to Vote may also adopt any resolutions which they may adopt at a General Meeting without holding a meeting. The managing directors must be given the opportunity to give advice about a motion before the motion is voted on.

10.5.2	A resolution adopted without holding a meeting will only be valid if all Persons Entitled to Attend General Meetings consent to this form of adoption and the resolution is adopted either in writing or by reproducible electronic communication as required by law and these articles of association.

10.5.3	Persons who have adopted a resolution without holding a meeting shall immediately notify the management board of the resolution.

11	FINANCIAL YEAR, ANNUAL REPORTING AND AUDITOR

11.1	Financial year and annual reporting

11.1.1	The financial year runs from the first day of April until and including the thirty-first day of March.

11.1.2	Annually within five months after the end of each financial year the management board shall prepare annual accounts and make these available at the Company’s office for inspection by the Persons Entitled to Attend General Meetings. The General Meeting may extend this period on the basis of special circumstances by no more than five months.

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11.1.3	If the mandate referred to in article 11.2 (Auditor) has been given, the auditor’s statement must be added to the annual accounts. Furthermore, the management report must be added to the annual accounts, unless article 2:391 BW does not apply to the Company. The additional information referred to in article 2:392(1) BW must also be added insofar as that paragraph (1) applies to the Company.

11.1.4	The annual accounts must be signed by all managing directors; if any signature is missing, this must be stated and explained.

11.1.5	The General Meeting adopts the annual accounts, unless the annual accounts have already been adopted in accordance with article 11.1.6.

11.1.6	If all shareholders are also managing directors of the Company, the annual accounts will be adopted when all managing directors have signed the annual accounts, provided that all other Persons Entitled to Attend General Meetings have been given the opportunity to inspect the annual accounts and have consented to this manner of adoption. If the annual accounts are adopted in this manner, the managing directors will be discharged as referred to in article 10.1.2(d).

11.2	Auditor

11.2.1	The Company may give a mandate to an auditor as referred to in article 2:393 BW to audit the annual accounts prepared by the management board in accordance with article 2:393(3) BW. If the law so requires, the Company shall give this mandate.

11.2.2	The General Meeting gives the mandate to the auditor. If the General Meeting fails to give the mandate, the management board will give the mandate.

11.2.3	The mandate given to the auditor may be revoked by the General Meeting and by the corporate body which has given the mandate. The mandate may only be revoked for valid reasons and in accordance with article 2:393(2) BW.

11.2.4	The auditor shall report on the audit to the management board and set out the results of the audit in an auditor’s statement on whether the annual accounts present a true and fair view.

12	PROFIT AND LOSS

12.1	Profit, loss and distributions on shares

12.1.1	The General Meeting allocates the profits determined by the adoption of the annual accounts, determines how a shortfall will be accounted for, and declares interim distributions from the profits or distributions from the reserves.

12.1.2	Shares held by the Company in its own share capital are not taken into account in determining how the amount to be distributed on shares is to be divided, unless these shares are subject to a right of pledge or a right of usufruct which entitles the holder of that right to the distribution.

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12.1.3	Distributions are due four weeks after they have been declared, unless the General Meeting sets a different date at the management board’s proposal.

12.1.4	The General Meeting may resolve that distributions will be fully or partly made other than in cash.

13	DISSOLUTION

13.1	Liquidation

13.1.1	If the Company is dissolved pursuant to a resolution of the General Meeting and its assets must be liquidated, the managing directors will become the liquidators unless the General Meeting appoints one or more other liquidators.

13.1.2	After the Company has ceased to exist, its books, records and other data carriers must remain in the custody of the person designated for that purpose by the liquidators, or, failing liquidators, by the management board, for a period of seven years.

14	TRANSITIONAL PROVISION

The first financial year will end on the thirty-first day of March two thousand and twenty-three. This article and its heading will lapse after the first financial year. Finally the individual appearing before me declared:

(a)	The company’s issued share capital is one eurocent (EUR 0.01) comprising of one (1) share (the “Share”). The Incorporator is participating in the issued share capital for the Share.

(b)	The Incorporator has agreed with and on behalf of the company that the Share will be fully paid up in cash, whereby payment in a currency other than the currency in which the nominal value of the shares is denominated is allowed. At the time of the execution of this deed zero euro (EUR 0) has been paid on the Share.

(c)	The first managing director is: Akira Inoue, born in Kyoto, Japan on the fifth day of June nineteen hundred and seventy-six.

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I have seen sufficient evidence of the power of attorney. The written power of attorney is attached to this deed. The original copy of this deed was executed in Amsterdam, on the date mentioned at the top of this deed. I summarised and explained the substance of the deed. I also stated what consequences the contents of the deed have for the party. The individual appearing before me confirmed having taken note of the deed’s contents and having agreed to a limited reading of the deed. I then read out those parts of the deed that the law requires. Immediately after this, the individual appearing before me, who is known to me, and I signed the deed.

/s/ D.A.D. Mees, E.C.M. de Waard.